SALES AGREEMENT


                                     BETWEEN

                          ----------------------------

                                       AND

                          INLAND SECURITIES CORPORATION

         THIS AGREEMENT is entered into between ("Broker") and Inland Securities Corporation ("Inland") for the sale of shares (the "Shares) of the Inland Real Estate Income and Growth Fund and all other funds that are or may become a series of The Jefferson Fund Group Trust (together, the "Funds" and each, a "Fund") for which Inland serves as distributor.

         1.       STATUS OF BROKER AS "REGISTERED BROKER-DEALER."

         Broker represents and warrants to Inland that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. ("NASD"). It agrees to abide by all of the rules and regulations of the NASD including, without limitation, the NASD's Conduct rules. Broker agrees to notify Inland immediately in the event of
(i) its expulsion or suspension from the NASD, or (ii) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Broker's expulsion from the NASD will automatically terminate this Agreement immediately without notice, Suspension of Broker from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon Inland's written notice of termination to Broker.

         2.       BROKER ACTS AS AGENT FOR ITS CUSTOMERS.

         The parties agree that in each transaction in the Shares: (a) Broker is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between Broker and its customer, the customer will have full beneficial ownership of all Shares; (d) each transaction shall be for the account of the customer and not for Broker's account; and (e) each transaction shall be without recourse to Broker provided that Broker acts in accordance with the terms of this Agreement. Broker shall not have any authority in any transaction to act as Inland's agent or as agent for the Funds.
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         3.       EXECUTION OF ORDERS FOR PURCHASE AND REDEMPTION OF SHARES.

                  (a) All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, plus any applicable contingent deferred sales load, in each case as described in the then-current prospectus(es), including any supplements or amendments thereto, of the Funds (the "Prospectus"), Inland and the Funds reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by Inland, a copy of each confirmation shall be sent simultaneously to Broker if Broker so requests.

                  (b) The procedures relating to all orders and the handling of them will be subject to the terms of the Prospectus of the Funds' and Inland's written instructions to Broker from time to time.

                  (c) Payments for Shares shall be made as specified in the Funds' Prospectus. If payment for any purchase order is not received in accordance with the terms of the Funds' Prospectus, Inland reserves the right, without notice, to cancel the sale and to hold Broker responsible for any loss sustained as a result thereof.

                  (d) Broker agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' record keeping system, accessed via any computer hardware or software provided to Broker by Inland.

         4.       PAYMENT OF DEALER COMMISSION TO BROKER.

         Inland agrees to pay to Broker commissions on sales of Shares as set forth in a written schedule delivered to Broker pursuant to this Agreement. These fees may be changed at any time at Inland's sole discretion upon thirty
(30) days written notice to Broker.

         5.       PAYMENT OF RULE 12B-1 FEES TO BROKER.

                  (a) Subject to and in accordance with the terms of the Funds' Prospectus and the Rule l2b-1 Plan adopted by resolution of the Board of Trustees and the shareholders of the Funds pursuant to Rule l2b-1 under the Investment Company Act of 1940, Inland may pay fees to securities dealers providing services intended to result in sales of Shares. The services to be provided may include, but are not limited to, the following:

                           (i) communicating account openings through computer
                  terminals located on the Broker's premises ("computer terminals"), through a toll-free telephone number or otherwise;

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                           (ii) communicating account closings through the
                  computer terminals, through a toll-free telephone number or otherwise;

                           (iii) entering purchase transactions through the
                  computer terminals, through a toll-free telephone number or otherwise;

                           (iv) entering redemption transactions through the
                  computer terminals, through a toll-free telephone number or otherwise;

                           (v) electronically transferring and receiving funds
                  for Fund Share purchases and redemptions, and confirming and reconciling all such transactions;

                           (vi) reviewing the activity in Fund accounts;

                           (vii) providing training and supervision of its
                  personnel;

                           (viii) maintaining and distributing current copies of
                  Prospectuses and shareholder reports;

                           (ix) communicating with shareholders;

                           (x) advertising the availability of its services and
                  products;

                           (xi) providing record keeping and accounting
                  services;

                           (xii) providing assistance and review in designing
                  materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

                           (xiii) responding to customers' and potential
                  customers' questions about the Fund.

The services listed above are illustrative. Broker is not required to perform each service and may at any time perform either more or fewer services than described above.

                  (b) During the term of the Agreement, Inland will pay Broker 12b-1 fees as set forth in a written schedule delivered to Broker pursuant to this Agreement. Inland's fee schedule for Broker may be changed by Inland sending a new fee schedule to Broker. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate prorating of the fee on the basis of the number of days that this Agreement is in effect during the period.

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                  (c) Broker will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Broker understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

                  (d) Broker understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exempting order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

         6.       DELIVERY OF PROSPECTUS TO CUSTOMERS.

         Broker will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the Prospectus for the applicable Fund. Broker shall not make any representation concerning any Shares other than those contained in the Prospectus of the Funds or in any promotional materials or sales literature furnished to Broker by Inland or the Funds.

         7.       INDEMNIFICATION.

                  (a) Broker shall indemnify and hold harmless Inland, the Funds, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, members, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorney's fees) arising from, related to or otherwise connected with: (1) any breach by Broker of any provision of this Agreement; or (2) any actions or omissions of Inland, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, members, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Broker.

                  (b) Inland shall indemnify and hold harmless Broker and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorney's fees) arising from, related to or otherwise connected with: (1) any breach by Inland of any provision of this Agreement; or (2) any alleged or untrue statement of a material fact contained in the Funds' registration


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

         statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

                  (c) The agreement of the parties' in this paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) The provisions of this paragraph 7 shall survive the termination of this Agreement.

         8.       CUSTOMER NAMES PROPRIETARY TO BROKER.

                  (a) The names of Broker's customers are and shall remain Broker's sole property and shall not be used by Inland or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this paragraph 8 shall not prohibit Inland or any of its affiliates from utilizing the names of Broker's customers for any purpose if the names are obtained in any manner other than from Broker pursuant to this Agreement.

                  (b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

                  (c) The provisions of this paragraph 8 shall survive the termination of this Agreement.



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         9.       SOLICITATION OF PROXIES.

         Broker agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of the Funds in opposition to proxies solicited by management of the Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Trustees of the Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 9 will survive the term of this Agreement.

         10.      CERTIFICATION OF CUSTOMER'S TAXPAYER IDENTIFICATION NUMBERS.

         Broker agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide Inland or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

         11.      NOTICES.

         Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or the telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise, notified in writing, all notices to Inland shall be given or sent to Inland at its offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and all notices to Broker shall be given or sent to it at its address shown below.

         12.      TERMINATION AND AMENDMENT.

                  (a) This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Trustees of the Funds including a majority of the Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Fund's l2b-1 Plan or in any related documents to the 12b-1 Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose.

                  (b) Notwithstanding subparagraph (a), this Agreement may be terminated as follows:

                           (i) at any time, without the payment of any penalty,
                  by the vote of a majority of the Disinterested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Funds as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

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                           (ii) automatically in the event of the Agreement's
                  assignment as defined in the Investment Company Act of 1940 or upon the termination of any Underwriting Agreement between any Fund and Inland; and

                           (iii) by either party to the Agreement without cause
                  by giving the other party at least sixty (60) days' written notice of its intention to terminate.

                  (c) This Agreement may be amended by Inland from time to time by the following procedure. Inland will mail a copy of the amendment to Broker's address, as shown below. If Broker does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement, Broker's objection must be in writing and be received by Inland within such thirty (30) days.

         13.      PRIOR AGREEMENTS.

         This Agreement supersedes any prior service agreements between the parties for the Fund.

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         15.      GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of Illinois.


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Please Print or Type Name



                                           INLAND SECURITIES CORPORATION


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                                           By: Brenda G. Gujral, President



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         1. Commission. In connection with original purchases of Shares,
Distributor will pay Broker commissions as follows:

                  (a) For sales of Class A Shares, Broker shall receive a one-time fee, based on the value of an individual sale, in accordance with the following table:

                Sales                              Dealer Concession*
                -----                              -----------------
                less than $50,000                            5.00%
                $50,000 to $99,999                           4.25%
                $100,000 to $249,999                         3.25%
                $250,000 to $499,999                         2.50%
                $500,000 to $999,999                         2.25%
                1,000,000 and greater                        1.00%

         *        As a percentage of the public offering price,

                  (b) For sales of Class C Shares, Broker shall receive a one-time fee of __% of the original offering price of such shares.

                  (c) The fees described in (a) and (b) above shall only be payable with respect to the original purchase of Shares and shall not be paid for Shares acquired through dividend reinvestment. The fee will be paid by Distributor by the tenth business day of the month following the month in which the Shares are purchased.

         2. Trailer. Distributor will pay Broker an annual fee calculated at the annual rate of .25% of the aggregate daily net asset value of Class A Shares and 1.00% of the aggregate daily net asset value of Class C Shares held in an individually titled account that have been so held for a minimum of 365 days after the settlement date of the purchase of such Shares. The first installment of the annual fee shall be payable by the tenth business day of the calendar quarter end following the month in which the Shares shall have been so held for 365 days. For purposes of determining the annual fee payable pursuant to this paragraph 2, "Shares held in an individually titled account that have been so held for a minimum of 365 days" shall include all Shares originally purchased plus Shares acquired through the reinvestment of dividends paid with respect to such Shares. For the month in which payments pursuant to this paragraph 2 commence, there shall be an appropriate prorating of the fee on the basis of the number of days in the month following the aforesaid 365th day or on the basis of the number of days that the account or Sales Agreement is in effect during the month, as the case may be. No fee will be paid to the Broker in the month in which the account or Sales Agreement terminates.


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